CONSOLIDATED BALANCE SHEETS                            U S WEST, Inc.

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                                             (UNAUDITED)
                                              March 31,  December 31,
In millions                                      2000           1999
------------------------------------------   ----------  ------------
ASSETS
Current assets:
 Cash and cash equivalents                   $     82    $        78
 Accounts receivable, net                       2,355          2,455
 Receivable from Global Crossing Ltd.
  sale of investment                                -          1,140
 Inventories and supplies                         302            272
 Deferred directory costs                          94             85
 Deferred tax asset                                31             46
 Prepaid and other                                185            116
                                             ----------  ------------
   Total current assets                         3,049          4,192

Property, plant and equipment - net            16,932         16,404
Investments                                     1,085          1,290
Other assets - net                              1,635          1,386
                                             ----------  ------------
   Total assets                              $ 22,701    $    23,272
                                             ==========  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Short-term debt                             $  2,353    $     2,882
 Accounts payable                               1,503          1,700
 Accrued expenses                               1,698          1,840
 Advance billings and deposits                    354            344
                                             ----------  ------------
   Total current liabilities                    5,908          6,766


Long-term debt                                 10,247         10,189
Postretirement and other postemployment
 benefit obligations                            2,838          2,890
Deferred taxes, credits and other               2,393          2,172

Stockholders' equity                            1,315          1,255
                                             ----------  ------------
   Total liabilities and
      stockholders' equity                   $ 22,701    $    23,272
                                             ==========  ============

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